UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     March 22, 2013
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AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware                001-33143                04-3106389

(State or other jurisdiction        (Commission            IRS Employer
of incorporation)            File Number)            Identification No.)

59 Maiden Lane, 6th Floor, New York, New York            10038

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code    (212) 220-7120
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, AmTrust Financial Services, Inc. (the “Company”) entered into amendments approved by the Compensation Committee of its Board of Directors to its employment agreements with Barry D. Zyskind, the Company’s President and Chief Executive Officer, Michael J. Saxon, the Company’s Chief Operating Officer, and Christopher M. Longo, the Company’s Chief Information Officer.

The amendment to Mr. Zyskind’s employment agreement increases the cap for his annual profit bonus from three times to four times Mr. Zyskind’s salary. The amendments to Mr. Saxon’s and Mr. Longo’s respective employment agreements redefine the term “Profit,” as used in the calculation of each of their Profit Bonus, to exclude gains or losses on life settlement contracts (exclusive of non-controlling interest, net of tax). These amendments will be in effect for each of Mr. Zyskind’s, Mr. Saxon’s and Mr. Longo’s 2013 annual profit bonus, but do not impact any bonuses from any prior years.

The description of the amendments is qualified in its entirety by reference to the full text of the amendments, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, dated March 22, 2013, by and between the Company and Barry D. Zyskind.
10.2	Amendment No. 3 to Employment Agreement, dated March 22, 2013, by and between the Company and Michael J. Saxon.
10.3	Amendment No. 3 to Employment Agreement, dated March 22, 2013, by and between the Company and Christopher M. Longo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
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(Registrant)

Date    March 22, 2013
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/s/ Stephen Ungar
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Stephen Ungar
General Counsel and Secretary